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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                    FORM 8-K

                              --------------------

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

 DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): DECEMBER 16, 1999 (DECEMBER
                                   13, 1999)

                                NTL INCORPORATED
               (Exact name of Registrant as Specified in Charter)

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
           DELAWARE                         0-25691                       13-4051921
(State or Other Jurisdiction of    (Commission File Number)      (IRS Employer Identification
        Incorporation)                                                       No.)
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                    110 EAST 59TH STREET, NEW YORK, NEW YORK
                    (Address of Principal Executive Offices)

                                     10022
                                   (Zip Code)

       Registrant's telephone number, including area code: (212) 906-8440

         (Former Name or Former Address, if Changed Since Last Report)
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ITEM 5.  OTHER EVENTS

     On December 15, 1999, NTL Incorporated ("NTL") announced that it had launched an issue of $750,000,000 of Convertible Subordinated Notes due 2009 (the "Notes"). The Notes will be convertible into shares of NTL Common Stock ("Common Stock"). The Notes and the Common Stock issuable upon conversion of the Notes have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), or any state securities laws, and unless so registered, may not be offered or sold except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws. NTL intends to use the proceeds from the offering of the Notes to finance in part the acquisition of the Cablecom Group.

     On December 13, 1999, NTL announced that it had reached an agreement to acquire the Cablecom Group from Swisscom AG, Siemens Schweiz AG and VEBA for CHF
5.8 billion (approximately $3.7 billion) on a debt free, cash free basis. Cablecom's revenues for the year ended December 31, 1999 were $388 million.

     Cablecom is Switzerland's largest cable operator with 1.38 million subscribers (reflecting a penetration rate of 96% in its service areas) and delivers signal via its national fibre backbone to other cable operators who serve a further 300,000 cable homes. Over 90% of television broadcasting in Switzerland is delivered over cable networks. Cablecom has a 53% share of the Swiss cable market and is the major cable operator in 11 of Switzerland's 15 largest cities. Cablecom has been the catalyst for the consolidation of the Swiss cable market and recently launched digital television and high speed internet services.

     Cablecom also owns SwissOnline, the second largest ISP in Switzerland and one of the country's most popular portals with approximately 140,000 customers. Cablecom already has a telecommunications licence to provide data (Internet, leased lines and ATM) and value added services throughout Switzerland and it will shortly submit an application to extend the licences for the provisioning of voice telephony. Cablecom's network is currently being upgraded as part of an investment programme going through 2003, with over $250 million spent in the last two years. The network upgrade programme will include the completion of a national fibre ring which is expected to cover approximately 75% of Switzerland by the end of 2001 as one of only two national fibre rings in the country.

     Through this acquisition, NTL will become the largest alternative fixed link telecoms operator in the fast growing Swiss telecoms market. NTL will acquire the cable assets of Cablecom Holding AG together with its subsidiaries. Part of the purchase price will take the form of the assumption or discharge of indebtedness of the Cablecom Group. Completion of the acquisition is conditioned on certain regulatory approvals being obtained and is expected to occur in the first quarter of 2000.

     NTL has reached agreement with Morgan Stanley Dean Witter and The Chase Manhattan Bank to finance $2.3 billion of the purchase price for the transaction.

     In connection with the offering of the Notes, NTL intends to provide investors with certain financial information of the Cablecom Group, attached hereto as Exhibit 99.1.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

(c)  Exhibits.

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
Exhibit 99.1        Financial Statements of the Cablecom Group
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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          NTL INCORPORATED

                                                /s/ RICHARD J. LUBASCH
                                          By:
                                          --------------------------------------

                                            Name: Richard J. Lubasch
                                            Title: Executive Vice President,
                                                   General Counsel and Secretary

Dated: December 16, 1999

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                                 EXHIBIT INDEX

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
DESIGNATION                            DESCRIPTION
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
 99.1          Financial Statements of the Cablecom Group
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